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                                 EXHIBIT 23(c)

The Board of Directors
Protective Life Corporation

We consent to the use of our report to the Board of Directors of Wisconsin National Life Insurance Company dated February 26, 1993, except Note 11, which is as of May 4, 1993, incorporated herein by reference.


                                             KPMG PEAT MARWICK

Milwaukee, Wisconsin
January 7, 1994


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